T:\flh\vca10\nsar77-o
For the fiscal period ended (s) 12/31/97
File number  811-03421

                         SUB-ITEM 77-0

                         EXHIBITS

           Transactions  Effected  Pursuant  to
Rule 10f-3

1.   Name of Issuer
     Reliance Steel

2.   Date of Purchase
     11/5/97

3.   Number of Securities Purchased
     119,979

4.   Dollar Amount of Purchase
     $3,315,00

5.   Price Per Unit
     $27.63

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Donaldson, Lufkin and Jenrette

7.     Other   Members   of  the   Underwriting
Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITERS
Donaldson    Lufkin   &   Jenrette   Securities
Corporation
Merrill   Lynch,   Pierce,   Fenner   &   Smith
Incorporated
Prudential Securities Incorporated